As filed with the Securities and Exchange Commission on August 18, 2015

Registration No. 333-205851

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Genesis Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3934755
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

101 East State Street

Kennett Square, Pennsylvania 19348

(610) 444-6350

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael S. Sherman

Senior Vice President, General Counsel, Secretary and Assistant Treasurer

Genesis Healthcare, Inc.

101 East State Street

Kennett Square, Pennsylvania 19348

(610) 444-6350

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

David J. Goldschmidt, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Tel.: (212) 735-3000

Fax: (212) 735-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer  ☒          Accelerated Filer  ☐          Non-accelerated filer  ☐          Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Primary Offering by Genesis Healthcare, Inc.
Preferred Stock, par value $0.001 per share	—	—	—	—
Class A Common Stock, par value $0.001 per share	—	—	—	—
Warrants	—	—	—	—
Depositary Shares (2)	—	—	—	—
Total for Primary Offering	—	—	$100,000,000	—

Secondary Offering by Selling Stockholders
Class A Common Stock, par value $0.001 per share			$300,000,000	—
TOTAL			$400,000,000	(3)

(1)

Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. An indeterminate aggregate initial offering price or number of preferred stock, common stock, warrants and depositary shares of Genesis Healthcare, Inc. is being registered as may from time to time be issued at currently indeterminable prices and as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions, with an aggregate maximum offering price not to exceed $100,000,000. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, up to $300,000,000 of shares of common stock may be sold from time to time pursuant to this registration statement by selling stockholders described herein.

(2)

Each depositary share will be issued under a depositary agreement and will be evidenced by a depositary receipt. In the event Genesis Healthcare, Inc. elects to offer to the public fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests, and shares of preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.

(3)	The registrant previously paid a fee of $46,480 with its initial filing of the registration statement on July 24, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 18, 2015

Prospectus

$100,000,000

Common Stock

Preferred Stock
Warrants

Depositary Shares

by Genesis Healthcare, Inc.

$300,000,000

Common Stock

by Selling Stockholders

Genesis Healthcare, Inc. (the “Company”)  may offer from time to time (i) Class A common stock, (ii) preferred stock, (iii) warrants to purchase preferred stock, common stock, or other securities or (iv)  depositary shares representing an interest in our preferred stock. The aggregate offering price of all securities sold by us under this prospectus may not exceed $100,000,000.

This prospectus also covers the resale by certain selling stockholders described herein of up to an aggregate of $300,000,000 of shares of our Class A common stock. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

We will provide the terms of these securities in supplements to this prospectus.  You should read the applicable prospectus supplement along with this prospectus before you invest.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “GEN.” If we decide to seek a listing of any preferred stock or warrants offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves risk. See “Risk Factors” beginning on page 1 of this prospectus and the risk factors included in the documents incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, certain of our stockholders may, from time to time, offer and sell up to an aggregate of $300,000,000 of shares of our Class A common stock in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we or the selling stockholders sell securities, we will provide a prospectus supplement that will provide the specific terms of the securities being offered and the terms of the offering. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” in this prospectus before making an investment decision.

No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement. We and the selling stockholders are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable pricing supplement, as well as information incorporated by reference, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus, “Genesis,” “the Company,” “we,” “our,” “ours,” and “us” refer to Genesis Healthcare, Inc. and its consolidated subsidiaries.

GENESIS

Genesis Healthcare, Inc. (NYSE:GEN)  is a healthcare services company that through our subsidiaries primarily owns and operates skilled nursing facilities, assisted living facilities and a rehabilitation therapy business.  We have an administrative service company that provides a full complement of administrative and consultative services that allows our affiliated operators and third-party operators with whom we contract to better focus on delivery of healthcare services.  We provide inpatient services through 511 skilled nursing, assisted living and behavioral health centers located in 34 states.  Revenues of our owned, leased and otherwise consolidated centers constitute approximately 85% of our revenues.

We provide a range of rehabilitation therapy services, including speech pathology, physical therapy, occupational therapy and respiratory therapy.  These services are provided by rehabilitation therapists and assistants employed or contracted at substantially all of the centers operated by us, as well as by contract to healthcare facilities operated by others.  After the elimination of intercompany revenues, the rehabilitation therapy services business constitutes approximately 12% of our revenues.

We provide an array of other specialty medical services, including management services, physician services, staffing services, hospice and home health services, and other healthcare related services, which comprise the balance of our revenues.

Our principal office is located at 101 East State Street Kennett Square, Pennsylvania 19348. Our telephone number is (610) 444-6350.

RISK FACTORS

You should consider the specific risks described in our Annual Report on Form 10-K for the year ended December 31, 2014, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find

More Information” in this prospectus. You should also carefully review the cautionary statement in this prospectus referred to under “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, any prospectus supplement and any documents we incorporate herein and therein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act), with respect to our future financial or business performance, projected operating results,  strategies, plans, objectives or expectations. Forward-looking statements are typically identified by words or phrases such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Genesis cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Genesis assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.  You should carefully read the risk factors described in “Risk Factors” in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward looking statements.

These risks and uncertainties include, but are not limited to the following:

•	reductions in Medicare reimbursement rates, or changes in the rules governing the Medicare program could have a material adverse effect on our revenue, financial condition and results of operations;
•	continued efforts of federal and state governments to contain growth in Medicaid expenditures could adversely affect our revenue and profitability;
•

recent federal government proposals could limit the states' use of provider tax programs to generate revenue for their Medicaid expenditures, which could result in a reduction in our reimbursement rates under Medicaid;

•	revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction;
•	our success is dependent upon retaining key executive and personnel;
•	health reform legislation could adversely affect our revenue and financial condition;
•	annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations;
•	we are subject to a Medicare cap amount for our hospice business, and our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments;
•

we are subject to extensive and complex laws and government regulations, and if we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

•	we face inspections, reviews, audits and investigations under federal and state government programs and contracts, and these audits could have adverse findings that may negatively affect our business;
•

significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition;

•	insurance coverage may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;
•	we may be unable to reduce costs to offset decreases in our patient census levels or other expenses completely;
•	future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities;
•	we lease a significant number of our facilities and may experience risks relating to lease termination, lease extensions and special charges;
•	our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations;
•

following the combination of FC-GEN Operations Investment LLC (“FC-GEN”) and Skilled Healthcare Group, Inc. (“Skilled Healthcare”), we may not be able to continue to successfully integrate our operations, which could adversely affect us and the market price of our common stock;

•	we have incurred substantial costs and expect to incur additional transaction and integration costs in connection with the combination of FC-GEN and Skilled Healthcare;
•	the holders of a majority of the voting power of Genesis’ common stock have entered into a voting agreement, and the control group’s interests may conflict with yours;
•	some of our directors are significant stockholders or representatives of significant stockholders, which may result in the diversion of corporate opportunities and other potential conflicts;
•	we are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements; and
•	risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our other SEC reports.
WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the SEC. We make available through our website at http://www.genesishcc.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished to the SEC. You may read and copy materials that we have filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings on or after the date of this prospectus, until we have sold all of the offered securities to which this prospectus relates or the offering is otherwise terminated.  All filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement shall be deemed to be incorporated by reference in this prospectus. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in

(1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015;
•	our Definitive Proxy Statement on Schedule 14A filed April 24, 2015;
•

our Current Reports on Form 8-K filed January 1, 2015, January 15, 2015, February 6, 2015, February 19, 2015, February 20, 2015, February 26, 2015, February 27, 2015, June 9, 2015, June 15, 2015 and July 24, 2015; and

•

our Definitive Information Statement on Schedule 14C filed January 9, 2015, including the description of our common stock contained therein, and any amendment or report filed thereafter for the purpose of updating such information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus. You should direct requests for documents by writing to:

Genesis Healthcare, Inc.
101 East State Street

Kennett Square, Pennsylvania 19348
Tel.: (610) 444-6350
Attention: Corporate Secretary

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus in connection with the primary offering will be used for general corporate purposes. We will not receive any proceeds from the sale of shares of our common stock by any selling stockholder named in such prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our third amended and restated certificate of incorporation, as amended  (“Certificate of Incorporation”), our amended and restated by-laws (“By-laws”)  and the applicable provisions of the Delaware General Corporation Law. For more information on how you can obtain our Certificate of Incorporation and By-laws, see “Where You Can Find More Information” in this prospectus. We urge you to read our  Certificate of Incorporation and By-laws    in their entirety.

General

Our Certificate of Incorporation provides that we are authorized to issue 1,200,000,000 shares of capital stock, consisting of 1,000,000,000 shares of Class A common stock, par value $0.001 per share; 20,000,000 shares of Class B common stock, par value $0.001 per share; 150,000,000 shares of Class C common stock, par value $0.001 per share; and 30,000,000 shares of preferred stock, par value $0.001 per share. As of June 30, 2015, we had approximately 73,591,665 shares of Class A common stock issued and outstanding, 15,511,603 shares of Class B common stock issued and outstanding, and 64,449,380 shares of Class C common stock issued and outstanding.   There are no shares of preferred stock outstanding.

Preferred Stock

The board of directors of the Company is authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as the board of directors of the Company may resolve.

Common Stock

The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation, our By-laws and the applicable provisions of the Delaware General Corporation Law.

Voting Rights.

Each holder of Class A Stock common stock, Class B common stock and Class C common stock is entitled to one vote for each share of Class A common stock, Class B common stock and Class C common stock, respectively, held of record by such holder.

The holders of each class of common stock of the Company vote together as a single class on all matters on which stockholders are generally entitled to vote (or, if any holders of preferred stock are entitled to vote together with the holders of common stock, as a single class with such holders of preferred stock). None of the holders of Company Common Stock have cumulative voting rights.

Except to the extent required pursuant to the Delaware General Corporation Law (the “DGCL”), the holders of common stock of the Company are each entitled to vote separately as a class only with respect to amendments to the Restated Charter that increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

Dividends.

Holders of shares of Class A common stock and Class B common stock are entitled to receive ratably as a single class, in proportion to the number of shares held by them, such dividends and other distributions in cash, stock, or property of the Company when, as and if declared by the board of directors.

Holders of shares of Class C common stock are entitled to receive ratably, in proportion to the number of shares held by them, dividends and other distributions payable or to be made on outstanding shares of Class A common stock that would have been payable on the shares of Class A common stock if such shares of Class C common stock had been converted into shares of Class A common stock immediately prior to the record date for such dividend or distribution, with each share of Class C common stock converted into a fraction of the shares of Class A common stock. The holders of shares of Class C common stock are entitled to receive, on a pari passu basis with the holders of the Class A common stock and Class B common stock, such dividends or other distributions that are so paid to the holders of Class A common stock and Class B common stock when, as and if declared by the board of directors.

In the event a dividend is paid in the form of shares of common stock of the Company (or rights to acquire such shares), then the holders of shares of common stock of the Company will receive shares (or rights to acquire such shares, as the case may be) of the class of common stock of the Company they hold, with the holders of shares of common stock of the Company receiving, on a per share basis, an identical number of shares of Class A common stock, Class B common stock or Class C common stock, as applicable.

Liquidation; Dissolution.

In the event of any liquidation, dissolution, or winding up (either voluntary or involuntary) of the Company, after payments to its creditors and subject to the rights of any holders of preferred stock that may then be outstanding, holders of shares of Class A common stock, Class B common stock and Class C common stock are entitled to receive ratably, in proportion to the number of shares held by them, all remaining assets and funds of the Company available for distribution; provided, however, that, for purposes of any such distribution, the amount to be paid with respect to shares of Class C common stock shall be the same amount as would have been payable if such shares of Class C common stock had been converted into shares of Class A common stock immediately prior to the record date for such distribution, with such share of Class C common stock converted into a fraction of shares of Class A common stock.

Conversion of Class B Common Stock.

Each holder of Class B common stock is entitled to convert at any time all or any portion of such holder’s Class B common stock into shares of fully paid and non-assessable Class A common stock at the ratio of one share of Class A common stock for each share of Class B common stock converted.

The holders of a majority of the voting power of all the outstanding shares of Class B common stock are entitled to cause the conversion at any time of all, but not less than all, of the outstanding shares of Class B common stock into shares of fully paid and non-assessable Class A common stock at the ratio of one share of Class A common stock for each share of Class B common stock converted.

Conversion of Class C Common Stock and Exchange of FC-GEN Class A Units.

Each holder of Class A Units of FC-GEN (other than Sun Healthcare Group, Inc. and its subsidiaries), a subsidiary of the Company, is entitled to exchange each such FC-GEN Class A Unit for an equal number of fully paid and nonassessable shares of Class A common stock. Concurrently with the exercise of such exchange right by a holder of FC-GEN Class A Units,  the shares of Class C common stock such holder holds will be automatically converted into fractional shares of Class A common stock using a conversion ratio of 0.000174115.

Transfers.

Upon the occurrence of any Transfer (as defined in the Certificate of Incorporation) of Class B common stock or Class C common stock, except for certain customary permitted transfers as more particularly set forth in the Certificate of Incorporation, each share of Class B common stock will automatically convert into one fully paid and nonassessable share of Class A common stock, and each share of Class C common stock will automatically convert into a fractional number of fully paid and nonassessable shares of Class A common stock.

No fractional shares of Class A common stock shall be issued upon conversion of the shares of Class B common stock or Class C common stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay to the holder cash equal to the value of the fractional shares of Class A common stock.

No Preemptive or Subscription Rights.

No holder of shares of common stock of the Company is entitled to preemptive or subscription rights.

Listing.

Our Class A common stock is listed on the New York Stock Exchange under the ticker symbol “GEN.”

Transfer Agent.

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services,  161 North Concord Exchange, South St. Paul, MN 55075, telephone (800)  468-9716.

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BY-LAWS
Anti-Takeover Considerations

The Delaware General Corporation Law, our Certificate of Incorporation and our By-laws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.

Extraordinary Corporate Transactions.

Delaware law provides that the holders of a majority of the shares entitled to vote must approve any fundamental corporate transactions such as mergers, sales of all or substantially all of a corporation’s assets, dissolutions, etc.

State Takeover Legislation.

Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting, and not by written consent, of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The restrictions of Section 203 of the Delaware General Corporation Law do not apply to certain business combinations or to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. We have elected to be governed by Section 203 of the Delaware General Corporation Law.

Rights of Dissenting Stockholders.

Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 stockholders, provided that such shares will be converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 stockholders. In addition, Delaware law denies appraisal rights to stockholders of the surviving corporation in a merger if the surviving corporation’s stockholders were not required to approve the merger.

Stockholder Action.

Our Certificate of Incorporation provides that an action required or permitted to be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Company in accordance with Section 228 of the DGCL and the By-laws.

Meetings of Stockholders.

Delaware law provides that, unless otherwise stated in the Certificate of Incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders.

Our Certificate of Incorporation provides that special meetings of the stockholders may be called at any time by a majority of the board of directors, the chairman of the board of directors, the chief executive officer of the company, or holders of a majority of the voting power of the shares entitled to vote in connection with the election of directors of the Company.

Cumulative Voting.

Delaware law permits stockholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our Certificate of Incorporation does not authorize cumulative voting.

Removal of Directors.

Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies, a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

Our Certificate of Incorporation provides that, subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any or all of the directors of the Company may be removed from office at any time with cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote in connection with the election of the directors of the Corporation.

Vacancies.

Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.

Our By-laws provide that newly created directorships resulting from an increase in the number of directors may be filled, subject to the terms of any one or more classes or series of preferred stock,  only by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring on the board of directors may be filled only by a majority of the board of directors then in office, even if less than a quorum, or by a sole remaining director.

No Preemptive Rights.

Holders of common stock do not have any preemptive rights or subscription rights.

Classified Board.

Our board of directors is divided into three classes, with directors in each class serving for a term of three years.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;
•	the aggregate number of warrants offered;

•	the designation, number and terms of the preferred stock, common stock, or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other specific terms of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer depositary shares representing receipts for fractional interests in preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

We will deposit the shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, an owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to a decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines the rights of a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. We will file a copy of the deposit agreement with the SEC at or before the time of the offering of the applicable series of depositary shares. This summary is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the preferred stock to record holders of depositary shares relating to the preferred stock in proportion to the number of depositary shares that they own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the appropriate record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to such record holders.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share of preferred stock payable in relation to the redeemed series of preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for preferred stock. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the voting shares of the preferred stock if it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed,
•	each share of preferred stock has been converted into other preference shares or has been exchanged for debt securities, or
•

there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by holders of depositary shares and any redemption of the preferred stock. Holders of depositary shares will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for their account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of preferred stock.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

SELLING STOCKHOLDERS

An aggregate of $300,000,000 of common stock may be offered for sale and sold from time to time pursuant to this prospectus by the selling stockholders and their respective transferees, distributees, pledgees, donees, assignees or other successors. Except as may be set forth in any accompanying prospectus supplement, we  will pay all of the expenses in connection with the registration and the sale of the shares, other than selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders. We will not receive any proceeds from the sale of shares by the selling stockholders.  Information concerning the selling stockholders may change from time to time, and any changed information will be set forth if and when required in the applicable prospectus supplements.

Pursuant to the Registration Rights Agreement, dated as of August 28, 2014, among Skilled Healthcare, the Onex Holders (as defined in the Registration Rights Agreement) and the Legacy Genesis Holders (defined as Greystone Holders in the Registration Rights Agreement), the Onex Holders and the Legacy Genesis Holders have the right to request that the Company include their shares on the registration statement of which this prospectus forms a part under the Securities Act. Under the Registration Rights Agreement, the Onex Holders and the Legacy Genesis Holders have registration rights with respect to the shares of Class A common stock and the shares of Class B common stock, shares of Class C common stock and FC-GEN Class A Units (in the event such shares or units are converted or exchanged into shares of Class A common stock) set forth in the table below. The Onex Holders and the Legacy Genesis Holders do not have registration rights under the Registration Rights Agreement with respect to any subsequently acquired shares.

The Onex Holders acquired 15,041,555 shares of our common stock in connection with the December 2005 merger of SHG Acquisition Corp. with and into Skilled Healthcare.  In the merger, substantially all of the former stockholders of Skilled Healthcare received cash in exchange for their shares and the cancellation of options, except that certain members of Skilled Healthcare’s management and Baylor Health Care System, together the rollover investors, converted approximately one-half of their ownership interests in Skilled Healthcare into an ownership interest in Skilled Healthcare (with their shares of Skilled Healthcare being valued on the same basis as the per share cash merger consideration payable to all other stockholders of Skilled Healthcare). In connection with the merger, the Onex Holders and the rollover investors purchased shares of Skilled Healthcare’s common stock.

The Legacy Genesis Holders acquired an aggregate of 114,325,479 shares of our common stock (on an as-exchanged and as-converted basis) in connection with the February 2, 2015 combination of the businesses and operations of FC-GEN and Skilled Healthcare, comprised of 49,864,878 shares of Class A common stock, 64,449,380 shares of Class C common stock (convertible into 11,221 shares of Class A common stock) and 64,449,380 FC-GEN Class A Units (exchangeable for 64,449,380 shares of Class A common stock). The Legacy Genesis Holders are comprised of former holders of equity interests of FC-GEN, Health Care REIT, Inc. and former participants under the management incentive compensation plan of FC-GEN.

As of June 30, 2015, the Onex Holders and the Legacy Genesis Holders beneficially owned, in the aggregate, 129,367,034 shares, or 84.243% of our outstanding common stock (on an as-exchanged and as-converted basis), with the Onex Holders and the Legacy Genesis Holders owning 15,041,555 and 114,325,479 shares, respectively, or 9.795% or 74.448% of our outstanding common stock, respectively (on an as-exchanged and as-converted basis). We cannot provide an estimate as to the number of shares of common stock that will be held by any selling stockholder upon consummation of any offering or offerings covered by this prospectus because a selling stockholder may offer some, all or none of their shares of common stock in any such offering or offerings.

	Class A Shares Beneficially Owned			Class B Share Beneficially Owned			Class C Shares Beneficially Owned			FC-GEN Class A Units Beneficially Owned
Selling Stockholder	Number	Percentage		Number	Percentage		Number	Percentage		Number	Percentage
Onex Holders	—	—		15,041,555	96.970	% (1)	—	—		—	—
Legacy Genesis Holders	49,864,878	67.759	% (2)	—	—		64,449,380	100.000	% (2)	64,449,380	—

(1)

The Onex Holders hold 9.795% of the common stock of the Company after giving effect to the conversion of all shares of our Class C common stock held by the Legacy Genesis Holders, the exchange of all FC-GEN Class A Units held by the Legacy Genesis Holders and the conversion of all shares of our Class B common stock held by the Onex Holders.

(2)

The Legacy Genesis Holders hold 74.448% of the common stock of the Company after giving effect to the conversion of all shares of our Class C common stock held by the Legacy Genesis Holders, the exchange of all FC-GEN Class A Units held by the Legacy Genesis Holders and the conversion of all shares of our Class B common stock held by the Onex Holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	to underwriters or dealers for resale to the public or to institutional investors;
•	directly to institutional investors;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents to the public or to institutional investors; or
•	through a combination of any of these methods of sale.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	at a fixed price or prices, which may be changed from time to time;
•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

For each series of securities, the prospectus supplement will set forth the terms of the offering of the securities, including:

•	the initial public offering price, if any;
•	the method of distribution, including the names of any underwriters, dealers or agents;
•	the purchase price of the securities;
•	our net proceeds from the sale of the securities;
•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;
•	any discounts or concessions allowed or reallowed or repaid to dealers; and
•	the securities exchanges on which the securities will be listed, if any.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•

enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•

loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

Stockholders may also, pursuant to this registration statement, sell securities offered hereby from time to time in the ways described above, as applicable. See “Selling Stockholders” in this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement, as the case may be.

If we (or selling stockholders) use underwriters in the sale, unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless otherwise set forth in the applicable prospectus supplement, the underwriters will be obligated to purchase all the securities offered if they purchase any securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.

If we (or selling stockholders) use dealers in the sale, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we (or selling stockholders) use agents in the sale, unless otherwise set forth in the applicable prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. If we sell directly, no underwriters or agents would be involved. We are not making an offer of securities in any jurisdiction that does not permit such an offer.

Underwriters, dealers and agents that participate in the securities distribution may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under that Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institutions contractually agree to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

The securities will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement, we will not list any series of the securities on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of FC-GEN Operations Investment, LLC as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, have been incorporated by reference in the prospectus by reference to Form 8-K filed by Genesis Healthcare Inc. with the SEC on July 24, 2015 in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Genesis Healthcare, Inc. appearing in Genesis Healthcare Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 (including schedules appearing therein), and the effectiveness of Genesis Healthcare, Inc.’s internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Genesis Healthcare, Inc. management’s assessment of internal control over financial reporting as of December 31, 2014 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. Ernst & Young LLP performed no services with respect to the prospective financial information included in the Definitive Information Statement on Schedule 14C dated January 9, 2015 incorporated herein by reference and provides no assurance on such prospective financial information.

The audited historical financial statements of Sun Healthcare Group, Inc. and subsidiaries included in Genesis Healthcare, Inc.’s Current Report on Form 8-K dated July 24, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (all of which will be borne by the registrant unless otherwise provided in the applicable prospectus supplement) incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions (if any). All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee		$46,480

Rating agency fees	$	*

Trustee fees and expenses		*

Printing and distributing		*

Legal fees and expenses		*

Accounting fees and expenses		*

Miscellaneous		*
Total	$	*

*  These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.Indemnification of Directors and Officers

Our Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of our directors will be liable to us or its stockholders for monetary damages for the breach of his or her fiduciary duty as a director. Under the Delaware General Corporation Law, this provision does not eliminate or limit the liability of any director if a judgment or other final adjudication establishes that his or her acts or omissions constituted a breach of his or her duty of loyalty to us or our stockholders or were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained a material profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 174 of the Delaware General Corporation Law.

As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

Our By-laws provide that we will indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director or officer of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The By-laws provide that indemnification will be from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director or officer.

Pursuant to our Certificate of Incorporation,  we indemnify our directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such director’s or officer’s right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his heirs, executors, and personal and legal representatives.

In connection with an offering of the securities registered hereunder, the registrant may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act of 1933.

See also the undertakings set out in response to Item 17 herein.

Item 16.Exhibits and Financial Statement Schedules.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3.

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Third Amended and Restated Certificate of Incorporation of Genesis.**
3.2	Amended and Restated By-laws of Genesis.**
3.3	Amended and Restated Registration Rights Agreement, dated as of August 18, 2014, among Onex Holders (as defined therein), Greystone Holders (as defined therein) and Skilled Healthcare Group, Inc.***
4.1	Form of specimen certificate for Skilled Healthcare Group, Inc.’s Class A common stock.****
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Warrant Agreement (including form of Warrant Certificate).*
4.4	Form of Depositary Agreement.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*****
23.1	Consent of KPMG LLP (as to the consolidated financial statements of FC-GEN Operations Investment, LLC).*****
23.2	Consent of Ernst & Young LLC (as to the consolidated financial statements of Genesis Healthcare, Inc. (formerly Skilled Healthcare Group, Inc.)).*****
23.3	Consent of PricewaterhouseCoopers LLP (as to the consolidated financial statements of Sun Healthcare Group, Inc.).*****
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney.*****

*	To be filed by amendment hereto or as an exhibit to a Current Report on Form 8-K to be incorporated herein by reference.
**	Incorporated by reference to Genesis’s Current Report on Form 8-K on February 6, 2015.
***	Incorporated by reference to Genesis’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.
****	Incorporated by reference to Genesis’s Registration Statement on Form S-1/A (Registration No. 333-137897, filed on April 27, 2007).
*****	Previously Filed.

Item 17.Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennett Square, State of Pennsylvania on August 18, 2015.

GENESIS HEALTHCARE, INC.

By:	/s/ George V. Hager, Jr.
	Name:	George V. Hager, Jr.
	Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ George V. Hager, Jr.	Chief Executive Officer and Director	August 18, 2015
George V. Hager, Jr.	(Principal Executive Officer)

*	Chief Financial Officer, Treasurer and Assistant	August 18, 2015
Thomas DiVittorio	Secretary
(Principal Financial Officer)

*	Vice President and Controller	August 18, 2015
Stephen S. Young	(Principal Accounting Officer)

*	Director	August 18, 2015
James H. Bloem

*	Director	August 18, 2015
John F. DePodesta

*	Director	August 18, 2015
Robert H. Fish

*	Director	August 18, 2015
Steven Fishman

*	Director	August 18, 2015
Robert Hartman

*	Director	August 18, 2015
Joshua Hausman

*	Director	August 18, 2015
James V. McKeon

*	Director	August 18, 2015
David Reis

*	Director	August 18, 2015
Glenn S. Schafer

*	Director	August 18, 2015
Arnold Whitman

George V. Hager, Jr. hereby signs this amendment no. 1 to the resistration statement on form S 3 on behalf of each of the indicated persons for whom he is attorney-in-fact on August 18, 2015 pursuant to a power of attorney filed with the Registration Statement on Form S-3 (File No. 333-205851) filed with the SEC on July 24, 2015.

*By:	/s/ George V. Hager, Jr.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
3.1	Third Amended and Restated Certificate of Incorporation of Genesis.**
3.2	Amended and Restated By-laws of Genesis.**
3.3	Amended and Restated Registration Rights Agreement, dated as of August 18, 2014, among Onex Holders (as defined therein), Greystone Holders (as defined therein) and Skilled Healthcare Group, Inc.***
4.1	Form of specimen certificate for Skilled Healthcare Group, Inc.’s Class A common stock.****
4.2	Form of Preferred Stock Certificate.*
4.3	Form of Warrant Agreement (including form of Warrant Certificate).*
4.4	Form of Depositary Agreement.*
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.*****
23.1	Consent of KPMG LLP (as to the consolidated financial statements of FC-GEN Operations Investment, LLC).*****
23.2	Consent of Ernst & Young LLC (as to the consolidated financial statements of Genesis Healthcare, Inc. (formerly Skilled Healthcare Group, Inc.)).*****
23.3	Consent of PricewaterhouseCoopers LLP (as to the consolidated financial statements of Sun Healthcare Group, Inc.).*****
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).
24.1	Power of Attorney.*****

*	To be filed by amendment hereto or as an exhibit to a Current Report on Form 8-K to be incorporated herein by reference.
**	Incorporated by reference to Genesis’s Current Report on Form 8-K on February 6, 2015.
***	Incorporated by reference to Genesis’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.
****	Incorporated by reference to Genesis’s Registration Statement on Form S-1/A (Registration No. 333-137897, filed on April 27, 2007).
*****	Previously Filed.